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                                                                      EXHIBIT 16


                       [DELOITTE & TOUCHE LLP LETTERHEAD]

                               November 24, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read the comments in Item 4 of Form 8-K of National Transaction Network, Inc. dated November 23, 1998 and have the following comments:

1) We agree with the statements made in (a)(l)(ii), (a)(l)(iv), (a)(l)(v) and
   (a)(3) and in the first sentence of (a)(l)(i).

2) We have no basis of agreeing or disagreeing with the statements made in
   (a)(l)(iii) and (a)(2) and in the second and third sentences of (a)(l)(i).

Yours truly,

/s/ Deloitte & Touche LLP